UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of principal executive offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Harvard Bioscience, Inc. (the “Company”) was held on May 27, 2010. At the Annual Meeting, the Company’s stockholders voted on the following proposals: (i) the election of two Class I Directors, nominated by the Board of Directors, for three-year terms, such terms to continue until the annual meeting of stockholders in 2013 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal and (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The voting results are reported below.

Proposal 1 - Election of Directors

Robert Dishman and Neal J. Harte were elected as Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2013 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert Dishman	19,324,096	4,486,340	2,592,197
Neal J. Harte	22,011,732	1,798,704	2,592,197

Proposal 2 - Ratification of the Appointment of KPMG LLP

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified. The results of the ratification were as follows:

Votes For	Votes Against	Votes Abstained
26,210,234	185,430	6,969

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: June 2, 2010	By:	/S/ THOMAS MCNAUGHTON
Thomas McNaughton
Chief Financial Officer